                                                                     Exhibit 4.2

                             COOLSAVINGS.COM INC.

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of July 30, 2001 (this "Agreement"), among Landmark Ventures VII, LLC and any affiliates or transferee
 ---------
thereof ("Landmark"), the investors listed on Schedule I hereto (the "Current
          --------                                                    -------
Investors", and, together with Landmark, the "Investors") and coolsavings.com
---------                                     ---------
inc., a Michigan corporation (the "Company").
                                   -------

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Current Investors own shares of Series C Convertible Preferred Stock, with no par value per share, of the Company (the "Series C
                                                                   --------
Preferred Stock"), and/or shares of Common Stock, with no par value per share,
---------------
of the Company (the "Common Stock"); and
                     ------------

          WHEREAS, Landmark has, pursuant to the terms of the Securities Purchase Agreement, dated as of July 30, 2001, between Landmark and the Company (the "Purchase Agreement"), agreed to purchase shares of Series B Convertible
      ------------------
Preferred Stock, with no par value per share, of the Company (the "Series B
                                                                   --------
Preferred Stock" and, together with the Series C Preferred Stock, the "Preferred
---------------                                                        ---------
Stock"), warrants to purchase Common Stock (the "Warrants") and a Senior Secured
-----                                            --------
Note of the Company (the "Note"); and
                          ----

          WHEREAS, the shares of Preferred Stock and the Warrants purchased by Landmark are convertible into shares of Common Stock; and

          WHEREAS, the Current Investors have previously been granted certain registration rights under that certain Shareholders Agreement, dated June 1, 1998 between the Company and the Holders as defined and listed therein (the Current Investors that are parties to such Shareholders Agreement are hereinafter collectively referred to as the "1998 Holders", and are listed on
                                             ------------
Schedule II hereto), and the Registration Rights Agreement, dated as of March 1, 2001 by and among the Company and the purchasers of its 8% senior subordinated convertible promissory notes (the Current Investors that are parties to such Registration Rights Agreement are hereinafter collectively referred to as the "2001 Holders", and are listed on Schedule III hereto), and
 ------------

          WHEREAS, the Company has agreed, as a condition precedent to Landmark's obligations under the Purchase Agreement, to grant the Investors certain registration rights; and

          WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

          SECTION 1. DEFINITIONS

          As used in this Agreement, the following terms have the respective meaning set forth below. Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

          Exchange Act: shall mean the Securities Exchange Act of 1934, as
          ------------
amended;

          Holder: shall mean any holder of Registrable Securities;
          ------

          Initiating Holder:  shall mean Landmark and any of its successors or
          -----------------
assigns who in the aggregate are Holders of more than 15% of the then outstanding Registrable Securities and the 2001 Holders subject to the restrictions set forth in Section 2(a)(3).

          Person:  shall mean an individual, partnership, joint-stock company,
          ------
corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

          Register, Registered and Registration: shall mean a registration
          --------  ----------     ------------
effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          Registrable Securities: shall mean (A) shares of Common Stock
          ----------------------
issuable upon conversion of the Preferred Stock or exercise of the Warrants, (B) any additional shares of Common Stock acquired or held as of the date hereof by the Investors, (C) with respect to Landmark, any additional shares of Common Stock acquired after the date hereof, and (D) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Preferred Stock, the Warrants or Common Stock referred to in clause (A) or (B). As to any particular Registrable Securities, such securities will cease to be Registrable Securities on the earliest of the following dates: (a) the date such securities have been sold to the public pursuant to an offering registered under the Securities Act, or (b) the date such securities have been sold to the public in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act;

          Registration Expenses: shall mean all expenses incurred by the
          ---------------------
Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $25,000 (provided that if such fees and expenses of the Holders' counsel are incurred by the Company in connection with a registration pursuant to Section 2(b) or 2(c), such fees and expenses shall not exceed $15,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

          SEC: shall mean the Securities and Exchange Commission, or any
          ---
successor commission or agency having similar powers;

          Security, Securities: shall have the meaning set forth in Section
          --------------------
2(1) of the Securities Act;

          Securities Act: shall mean the Securities Act of 1933, as amended, and
          --------------
the rules and regulations promulgated thereunder; and

          Selling Expenses: shall mean all underwriting discounts and selling
          ----------------
commissions applicable to the sale of Registrable Securities, all transfer taxes relating to the sale or disposition of the Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $25,000 (provided that if such fees and expenses of the Holders' counsel are incurred by the Company in connection with a registration pursuant to Section 2(b) or 2(c), such fees and expenses shall not exceed $15,000).

          SECTION 2.    REGISTRATION RIGHTS

     (a)  Requested Registration.
          ----------------------

          (i)  Request for Registration.  If the Company shall receive from an
               ------------------------
     Initiating Holder, at any time, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

               (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (2) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 2(a)(i)(1) above except as set forth in Section 2(a)(ii) below; provided that the Company shall not
                                           --------
          be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

                    (A) In any particular jurisdiction (x) in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder, or (y) where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the registration or qualification in such jurisdiction;

                    (B) After the Company has effected five (5) such registrations pursuant to this Section 2(a) and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed;

                    (C) If the Registrable Securities requested by all Holders to be registered pursuant to such request have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than $5,000,000;

                    (D) If the Company shall furnish to the Initiating Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to comply with this Section 2 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holder; provided, however, that the Company shall
                                      --------  -------
               not exercise such right more than once in any 360 day period.

               (3) Notwithstanding anything to the contrary set forth herein, Landmark may initiate a total of three (3) requested registrations as an Initiating Holder and the 2001 Holders may initiate a total of one (1) requested registration under this Section 2(a). The 2001 Holders may only initiate such requested registration as an Initiating Holder under the following conditions:

                    (A) The 2001 Holders (or their permitted transferees) shall have requested such registration prior to March 1, 2005;

                    (B) Such request constitutes a request by the holder or holders of at least 75% of Registrable Securities held by the 2001 Holders (or their permitted transferees); and

                    (C) Landmark shall have consented in writing to such requested registration by the 2001 Holders (or their permitted transferees); provided, however, that such written consent from Landmark
                   --------  -------
     shall not be required if either (a) Landmark does not own any Registrable Securities and the Company has no outstanding indebtedness of any kind to Landmark, or (b) each of the conditions under Section 2(l) have been satisfied.

          If any of the other Holders request such inclusion, the registration statement filed pursuant to the request of the Initiating Holder may, subject to the provisions of Section 2(a)(ii) below, include Registrable Securities held by such Holders. In the event any Initiating Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its affiliates, the registration shall provide for the resale by such affiliates, if requested by such Initiating Holder.

          (ii) Underwriting.
               ------------

               (1) If the Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2(a).

               (2) If any of the other Holders request such inclusion, the Initiating Holder shall offer to include the securities of such Holders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration and the Company shall enter into an underwriting agreement (together with such other documents as may be required by such underwriting agreement) in customary form with the representative of the underwriter or underwriters selected for such underwriting by Landmark and reasonably acceptable to the Company.

               (3) Notwithstanding any other provision of this Section 2(a), if the representative of the underwriter(s) advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall include in such registration (A) first, all of the Registrable Securities requested to be included therein by the Initiating Holder, (B) second, the Registrable Securities requested to be included therein by Landmark (or its successors or assigns), and (C) third, the Registrable Securities requested to be included therein by Holders (including the 2001 Holders) other than Landmark, pro rata among such Holders (based on the number of shares held by each such Holder) by such minimum number of shares as is necessary to comply with such request. If a limitation on the number of shares is still required (even after all other Holders have been reduced down to zero), then and only then shall the securities held by Landmark be reduced on a pro rata basis (based on the number of shares held by Landmark) by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

               (4) If any Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The securities so withdrawn shall also be withdrawn from registration.

               (5) If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative of the underwriter(s) so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     (b)  Company Registration.
          --------------------

          (i) If the Company shall determine to register any of its equity securities for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, then the Company will in connection with each such registration:

               (1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (1) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of the Holders' Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its affiliates, the registration shall provide for the resale by such affiliates, if requested by such Holder.

          (ii) Underwriting.
               ------------

               (1) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1).

               (2) If any of the Holders request such inclusion, the Company shall offer to include the securities of such Holders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holders whose shares are to be included in such registration shall (together with the Company) enter into an underwriting agreement (together with such other documents as may be required by such underwriting agreement) in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company and reasonably acceptable to the Holders.

                (3) Notwithstanding any other provision of this Section 2(b), if the representative of the underwriter(s) determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, the Company shall include in such registration the securities that the Company proposes to sell, (ii) second, the Company shall include in such registration the Registrable Securities requested to be included therein by Landmark (or its successors or assigns), (iii) third, the Company shall include in such registration the Registrable Securities requested to be included therein by Holders (including the 2001 Holders) other than Landmark, pro rata among such Holders (based on the number of shares held by each such Holder), and
          (iv) fourth, the Company shall include in such registration the securities of the Company held by officers and directors of the Company (other than Registrable Securities) requested to be included therein by such officers and directors.

                (4) If any of the Holders or any officer or director disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (iii) Notwithstanding the foregoing, the rights of the 1998 Holders and the 2001 Holders shall be limited in the following manner.

                (1) All rights of the 1998 Holders under this Agreement shall terminate on May 19, 2005.

                (3) All rights of the 2001 Holders under this Agreement shall terminate on March 1, 2005.

     (c)  Form S-3.
          --------

          (i) The Company shall use its best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, each of Landmark, the 1998 Holders and the 2001 Holders shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders); provided that the Company shall not be
                                 --------
     obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):

                 (1) Unless Landmark, the 1998 Holders or the 2001 Holders requesting registration proposes to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of more than $2,000,000;

                 (2) Within 180 days of the effective date of the most recent registration pursuant to this Section 2(c) in which securities held by Landmark, the 1998 Holders or the 2001 Holders could have been included for sale or distribution;

                 (3) In any particular jurisdiction (x) in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder, or (y) where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the registration or qualification in such jurisdiction;

                 (4) If the Company shall furnish to Landmark, the 1998 Holders or the 2001 Holders, as applicable, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to comply with this Section 2(c) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from Landmark, the 1998 Holders or the 2001 Holders; provided, however, that the Company shall not exercise such right
           --------  -------
           more than once in any 360 day-period.

           (ii) The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten
                       --------
     offering, the terms of Section 2(a)(ii) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by Landmark, the 1998 Holders or the 2001 Holders thereof for purposes of disposition. In the event Landmark, the 1998 Holders or the 2001 Holders requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its affiliates, the registration shall provide for the resale by such affiliates, if requested by Landmark, the 1998 Holders or the 2001 Holders, as applicable.

           (iii) Notwithstanding anything to the contrary set forth herein, Landmark shall have the right to request an unlimited number of Form S-3 registrations, the 1998 Holders shall collectively only have the right to request two (2) Form S-3 registrations under this section 2(c) and the 2001 Holders shall collectively only have the right to request three (3) Form S-3 registrations under this Section 2(c). The 1998 Holders and the 2001 Holders may only initiate such requested registration if Landmark shall have consented in writing to such requested registration prior to the Company granting such request for registration; provided,
                                                                  --------
     however, that such written consent from Landmark shall not be required if
     -------
     either (A) Landmark does not own any Registrable Securities and the Company has no outstanding indebtedness of any kind to Landmark, or (B) each of the conditions under Section 2(l) have been satisfied.

     (d)  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     (e)  Registration Procedures.  In the case of each registration effected
          -----------------------
by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holders (or in the case of a distribution to the affiliates of such Holder, such affiliates), as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any
                                      --------  -------
     registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule
                                                              --------
     415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules
                                        ----------------
     under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or
     (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

          (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

          (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (iii) above, such Holder shall forthwith discontinue disposition of shares of Common Stock pursuant to a Registration until receipt of an appropriate supplement or amendment to the prospectus of such Registration.

     (f)  Indemnification.
          ---------------

          (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, however, that
                                                        --------  -------
     the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (1) any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein, or (2) a Holder's, or underwriter's, failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

          (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each other Holder and each of their officers, directors and partners, and each person controlling such other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such other Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein and then only to the extent that any loss, damages or other liability of any kind result from such alleged untrue statement; provided, however, that the obligations of each of the Holders
                --------  -------
     hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

          (iii) Each party entitled to indemnification under this Section 2(f) (the "Indemnified Party") shall give notice to the party required to
           -----------------
     provide indemnification (the "Indemnifying Party") promptly after such
                                   ------------------
     Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided
                                                                      --------
     that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of one counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give
         -------- -------
     notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense (solely to the extent such amount is required pursuant to Section 2(f)) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations including without limitation the relative fault of other Indemnifying Parties. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The foregoing notwithstanding, no Indemnifying Party will be required to contribute any amount in excess of the public offering price of all Registrable Securities offered by it pursuant to the registration statement, and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

          (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage arising out of a statement made in or omitted from a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"),
                                                         ----------------
     such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     (g)  Information by the Holders.
          --------------------------

          (i) Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

          (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its affiliates, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such affiliates, as selling securityholders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.

     (h)  Rule 144 Reporting.
          ------------------

          With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

          (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144");
                                                                   --------

          (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

     (i)  Assignment.  The registration rights set forth in this Section 2 may
          ----------
be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).

     (j)  Additional Agreements.  Without the written consent of Landmark and
          ---------------------
the holders of a majority of the Registrable Securities held by the Current Investors, the Company shall not enter into any additional registration rights agreements.

     (k)  Termination of Prior Agreements.  The 2001 Holders and the Company
          -------------------------------
hereby terminate that certain Registration Rights Agreement, dated as of March 1, 2001, which is hereby declared null and void and of no further force or effect. The Current Investors hereby irrevocably waive all of their rights under that certain: (1) Shareholders Agreement, dated June 1, 1998, by and among the Company and certain of its stockholders; (2) Registration Rights Agreement, dated May 28, 1999, by and among the Company and the purchasers of its 1999 Unsecured Convertible Subordinated Promissory Notes; and (3) Registration Rights Agreement, dated

December 21, 1999, by and among the Company and its Series A Preferred stockholders.

     (l)  Requested Registrations Not Subject to Landmark Consent.  The rights
          -------------------------------------------------------
of the 2001 Holders to request registrations pursuant to Sections 2(a) and 2(c) and the rights of the 1998 Holders to request registrations pursuant Section 2(c) shall not be subject to the written consent of Landmark if such request for registration (a "Section 2(l) Request") is made after December 31, 2003, and as
                 --------------------
of the date of the Section 2(l) Request the following conditions have been satisfied:

          (i) no event of default has occurred and is continuing under that certain Amended and Restated Loan and Security Agreement, dated as of July 30, 2001, by and between the Company and Landmark Communications, Inc. (the "Loan Agreement");
                ---------------

          (ii) the Company has paid all accrued dividends on the Company's Series B Preferred Stock and issued all PIK Warrants (as defined in the Loan Agreement) required under the Loan Agreement;

          (iii) for each of the past four (4) fiscal quarters immediately preceding such Section 2(l) Request, the Company has had positive net earnings of at least $500,000 and positive earnings before interest, taxes, depreciation and amortization ("EBITDA") of at least $1,000,000, and each
                                     ------
     such determination of net earnings and EBITDA has been calculated according to generally accepted accounting principles;

          (iv) the Company has positive Working Capital (as that term is defined in the Loan Agreement) of at least $3,000,000;

          (v) the applicable 1998 or 2001 Holder making a Section 2(l) Request provides the Company with a written letter addressed to the Company by a nationally recognized investment banking firm which confirms that, as of the date of such request for registration, the current market conditions and financial condition of the Company are satisfactory for granting such
     Section 2(l) Request taking into account solely the number of shares to be issued thereunder;

          (vi) the Company is listed on a nationally recognized stock exchange or is quoted on the automated quotation system of a national securities association; and

          (vii) the Company has not granted a Section 2(l) Request from a 2001 Holder or 1998 Holder without the written consent of Landmark in the twelve
     (12) months immediately preceding such Section 2(l) Request.

          SECTION 3.  MISCELLANEOUS

     (a)  Directly or Indirectly.  Where any provision in this Agreement refers
          ----------------------
to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     (b)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     (c)  Section Headings.  The headings of the sections and subsections of
          ----------------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     (d)  Notices.
          -------

          (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                 (1) if to the Company, to 360 N. Michigan Avenue, Chicago, Illinois 60601, Attention: CEO (facsimile: (312) 853-0456), or at such other address as it may have furnished in writing to the Holders, with a copy to Jaffe, Raitt, Heuer & Weiss, One Woodward Avenue, Suite 2400, Detroit, Michigan 48226 (facsimile: (313) 961-8358), Attention:
          Peter Sugar.

                 (2) if to Landmark, at Landmark Communications, Inc., 150 W. Brambleton Avenue Norfolk, VA 23510, Facsimile: (757) 664-2164,
          Attention: Guy R. Friddell III, Executive Vice President and General Counsel, or at such other address or facsimile number as may have been furnished the Company in writing, with copies to Willcox and Savage, 1800 Bank of America Center, One Commercial Place, Norfolk, Virginia 23510-2197 (facsimile (757 628-5566), Attention Thomas Inglima, Esq. and Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 (facsimile: (212) 728-8111), Attention: William J. Grant, Jr.

                 (3) if to the Current Investors, at the address or facsimile number listed on Schedule II hereto, or at such other address or facsimile number as may have been furnished the Company in writing.

          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     (e)  Reproduction of Documents.  This Agreement and all documents relating
          -------------------------
thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the parties by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the parties may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the parties in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (f)  Successors and Assigns. This Agreement shall inure to the benefit
               ----------------------
     of and be binding upon the successors and assigns of each of the parties.

          (g)  Entire Agreement; Amendment and Waiver. This Agreement
               --------------------------------------
     constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company, Landmark and the Holders holding a majority of the then outstanding Registrable Securities held by the Current Investors.

          (h)  Severability. In the event that any part or parts of this
               ------------
     Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

          (i)  Counterparts. This Agreement may be executed in one or more
               ------------
     counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                              COOLSAVINGS.COM INC.



                              By: /s/ Matthew Moog
                                 --------------------------------------
                                 Name: Matthew Moog
                                 Title: President & CEO



                              LANDMARK VENTURES VII, LLC



                              By: /s/ Richard A. Fraim
                                 --------------------------------------
                                 Name: Richard A. Fraim
                                 Title: VP/Sec/Treasurer



                              LEND LEASE INTERNATIONAL PTY.
                                LIMITED [ACN# 000489109]



                              By: /s/ Mark Skinner
                                 --------------------------------------
                                 Name: Mark Skinner
                                 Title: Power of Attorney

                        [Registration Rights Agreement]

                              STEVEN M. GOLDEN



                              /s/ Steven M. Golden
                              -----------------------------------------

                              STEVEN M. GOLDEN REVOCABLE LIVING
                                   TRUST DATED 3/3/98



                              By: /s/ Steven M. Golden
                                 --------------------------------------
                                 Name: Steven M. Golden
                                 Title: Trustee


                              STEVEN M. GOLDEN L.L.C.



                              By: /s/ Steven M. Golden
                                 --------------------------------------
                                 Name: Steven M. Golden
                                 Title: member


                              MATTHEW MOOG


                              /s/ Matthew Moog
                              -----------------------------------------



                              RICHARD H. ROGEL


                              /s/ Richard H. Rogel
                              -----------------------------------------

                              RICHARD H. ROGEL REVOCABLE LIVING
                                   TRUST DATED 3/21/90



                              By: /s/ Richard H. Rogel
                                 --------------------------------------
                                 Name: Richard H. Rogel
                                 Title:

                        [Registration Rights Agreement]

                              RICHARD ROGEL -- CHARITABLE
                                   REMAINDER TRUST



                              By: /s/ RICHARD H. ROGEL
                                 --------------------------------------
                                 Name: RICHARD H. ROGEL
                                 Title:


                              HUGH R. LAMLE


                              /s/ HUGH R. LAMLE
                              -----------------------------------------



                              HLBL FAMILY PARTNERS LP



                              By: /s/ HUGH R. LAMLE
                                 --------------------------------------
                                 Name:
                                 Title: Managing G.P.


                              RONALD G. ZACK, M.D.


                              /s/ Ronald Zack
                              -----------------------------------------

                        [Registration Rights Agreement]

                                   SCHEDULE I

                               CURRENT INVESTORS

Investor Name                                    Investor Address
------------------------------------------------------------------------------------------------
Lend Lease International Pty. Limited            Level 44 Australia Square
[ACN# 000489109]                                 Sydney, Australia 2000

Steven M. Golden                                 360 N. Michigan Ave., 19/th/ Floor
                                                 Chicago, Illinois 60601

Steven M. Golden Revocable Living Trust dated    360 N. Michigan Ave., 19/th/ Floor
3/3/98; Steven M. Golden as Trustee              Chicago, Illinois 60601

Steven M. Golden L.L.C.                          360 N. Michigan Ave., 19/th/ Floor
                                                 Chicago, Illinois 60601

Matthew Moog                                     360 N. Michigan Ave., 19/th/ Floor
                                                 Chicago, Illinois 60601

Richard H. Rogel                                 416 Shooting Star
                                                 P.O. Box 1659
                                                 Avon, Colorado 81620

Richard H. Rogel Revocable Living Trust dated    416 Shooting Star
3/31/90                                          P.O. Box 1659
                                                 Avon, Colorado 81620

Richard Rogel -- Charitable Remainder Trust      416 Shooting Star
                                                 P.O. Box 1659
                                                 Avon, Colorado 81620

Hugh R. Lamle                                    M.D. Sass Investor Services, Inc.
                                                 1185 Avenue of the Americas
                                                 New York, New York 10036-2699

HLBL Family Partners LP                          M.D. Sass Investor Services, Inc.
                                                 1185 Avenue of the Americas
                                                 New York, New York 10036-2699

Ronald G. Zack, M.D.                             18211 W. Twelve Mile Road
                                                 Lathrup Village, MI 48076

------------------------------------------------------------------------------------------------

                                  SCHEDULE II

                                 1998 Holders

-----------------------------------------------------------------------------------
Investor Name                             Investor Address
-----------------------------------------------------------------------------------
Lend Lease International Pty Limited      Level 44 Australia Square
[ACN# 000489109]                          Sydney, Australia 2000

-----------------------------------------------------------------------------------
Steven M. Golden Revocable Living Trust   360 N. Michigan Avenue, 19/th/ Floor
dated 3/3/98; Steven M. Golden as         Chicago, Illinois 60601
Trustee

-----------------------------------------------------------------------------------
Steven M. Golden L.L.C.                   360 N. Michigan Avenue, 19/th/ Floor
                                          Chicago, Illinois 60601

-----------------------------------------------------------------------------------
Hugh R. Lamle                             c/o M.D. Sass Investor Services, Inc.
                                          1185 Avenue of the Americas
                                          New York, NY 10036-2699

-----------------------------------------------------------------------------------
HLBL Family Partners LP                   c/o M.D. Sass Investor Services, Inc.
                                          1185 Avenue of the Americas
                                          New York, NY 10036-2699

-----------------------------------------------------------------------------------
Richard H. Rogel Revocable Living Trust   416 Shooting Star
dated 3/21/90                             P.O. Box 1659
                                          Avon, CO 81620

-----------------------------------------------------------------------------------
Richard Rogel - Charitable Remainder      416 Shooting Star
Trust                                     P.O. Box 1659
                                          Avon, CO 81620

-----------------------------------------------------------------------------------

                                  SCHEDULE III

                                  2001 Holders

-----------------------------------------------------------------------------------
Investor Name                             Investor Address
-----------------------------------------------------------------------------------
Hugh R. Lamle                             c/o M.D. Sass Investor Services, Inc.
                                          1185 Avenue of the Americas
                                          New York, NY 10036-2699

-----------------------------------------------------------------------------------
HLBL Family Partners LP                   c/o M.D. Sass Investor Services, Inc.
                                          1185 Avenue of the Americas
                                          New York, NY 10036-2699

-----------------------------------------------------------------------------------
Richard H. Rogel Revocable Living Trust   416 Shooting Star
dated 3/21/90                             P.O. Box 1659
                                          Avon, CO 81620

-----------------------------------------------------------------------------------
Richard Rogel - Charitable Remainder      416 Shooting Star
Trust                                     P.O. Box 1659
                                          Avon, CO 81620

-----------------------------------------------------------------------------------
Ronald G. Zack, M.D.                      18211 W. Twelve Mile Road
                                          Lathrup Village, MI 48076

-----------------------------------------------------------------------------------